Exhibit 10.8

SCHEDULE A

CNB FINANCIAL CORPORATION

Supplemental Executive Retirement Plan

Benefit Schedule for Tito Lima

Normal Retirement Benefit (payable annually)	$83,425
Term for Payment of Normal Retirement Benefit	20 Years
Normal Retirement Age	62

Calculation of Accrued Benefit1:

Plan Year	December 31 Accrued Benefit
Plan Years Ending on December 31, 2023	$63,099.00
January 1 – December 31, 2024	$598,423.00
January 1 – December 31, 2025	$1,133,560.00
January 1 – December 31, 2026 and all subsequent Plan years	$1,668,502.00

TITO LIMA

By:	/s/ Tito Lima
Date:	October 1, 2023

CNB FINANCIAL CORPORATION

By:	/s/ Michael D. Peduzzi
Name:	Michael D. Peduzzi
Title:	President & CEO
Date:	October 1, 2023

[1]	Accrued Benefit (calculated as set forth herein) to be divided by twenty (20) and paid over a term of twenty (20) years.